Exhibit 99.1

Antero Resources Reports Second Quarter 2011 Results, Net Resources and Delivers Operating Update

Highlights:

•                  Net production averaged 221 MMcfed, up 78% over the prior-year quarter

•                  Consolidated EBITDAX was $77 million, up 79% over the prior-year quarter

•                  Reported GAAP earnings of $75 million, adjusted net income $19 million

•                  Current net production 250 MMcfed combined — 133 MMcfd net from the Marcellus alone

•                  7 Antero operated drilling rigs currently running in core areas

•                  Issued $400 million of 7.25% senior notes due 2019

•                  Natural gas hedges increased by 8% to 499 Bcfe through 2016 at $5.93 NYMEX-equivalent

Denver, Colorado, August 15, 2011—Antero Resources today released its second quarter 2011 results. Those financial statements are included in Antero Resources Finance Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, which has been filed with the Securities and Exchange Commission.

Recent Developments

On August 1, 2011, Antero Resources issued $400 million of 7.25% senior notes due 2019 in a private placement.  The notes were sold at par to yield 7.25% to maturity.  The net proceeds were initially used to repay all outstanding borrowings under Antero’s credit facility.  As of June 30, 2011, pro forma for the repayment of bank borrowings with the net proceeds of the note offering, Antero’s $750 million of bank commitments on its $800 million borrowing base was completely undrawn, except for $19 million of letter of credit commitments, and the company had $72 million of cash resulting in over $800 million of liquidity.

Financial Results

Production for the second quarter 2011 increased by 78% to 20.1 Bcfe relative to the second quarter of 2010, resulting in net revenue growth of 73% to $117 million (including cash-settled derivatives but excluding unrealized derivative gains and losses).  The increase in production was primarily driven by production from new wells in the Marcellus Shale.  Liquids production (NGLs and oil) contributed 11% of revenues before commodity hedges.  Average natural gas prices before hedges increased 15% from the prior-year quarter to $4.56 per Mcf and average natural gas-equivalent prices before hedges also increased 15% to $4.85 per Mcfe.  Additionally, average realized gas prices including hedges increased by 1% to $5.59 per Mcf.  Average realized NGL prices increased by 16% to $53.01 per barrel, while average realized oil prices including hedges increased by 19% to $75.59 per barrel.  Average gas-equivalent prices, including NGLs, oil and hedges, increased 1% to $5.81 per Mcfe.  For the quarter, Antero realized natural gas hedging gains of $19 million, or $0.96 per Mcfe.

Reported GAAP earnings resulted in net income of $75 million, including a $98 million unrealized gain on commodity derivatives as natural gas prices declined from the prior quarter, a $9 million non-cash loss on asset sale and $34 million in deferred income tax expense.  Excluding the unrealized gain on commodity derivatives, the loss on asset sale, and deferred income tax expense, adjusted net income, a non-GAAP measure, was $19 million for the quarter.

Driven by a 73% increase in revenues, cash flow from operations before changes in working capital, a non-GAAP measure, increased 123% from the prior-year quarter to $59 million.  EBITDAX of $77 million for the second quarter of 2011 was 79% higher than the prior-year quarter, also due primarily to a 78% increase in natural gas production.

Net production of 20.1 Bcfe for the quarter was comprised of 19.0 Bcf of natural gas, 150,000 barrels of NGLs and 34,000 barrels of oil, representing a 29% sequential increase over the first quarter of 2011.  Net daily production averaged 221 MMcfed for the second quarter, a record high for Antero, and was comprised of 209 MMcfd of natural gas (95%), 1,654 Bbl/d of NGLs (4%) and 369 Bbl/d of crude oil (1%).  Net NGL production increased 1% over the second quarter of 2010, which included NGLs generated by processing third party gas in the Arkoma Woodford.  As a result of the execution of a gas processing agreement effective January 1, 2011 in the Piceance Basin, Antero has replaced all of the third party NGL production lost in the sale of the Arkoma midstream processing assets which took place in the fourth quarter of 2010.

Per unit cash production costs (lease operating, gathering, compression and transportation, and production tax) for the second quarter 2011 were $1.56 per Mcfe, a 12% improvement from the prior year quarter and a 12% improvement over the previous quarter.  This improvement was primarily driven by increased production volumes from new Marcellus Shale wells that generally have low per unit production costs compared to the Company’s existing production base.  Per unit depreciation, depletion and amortization expense decreased 36% from the prior year quarter to $1.94 per Mcfe, driven by low cost reserve increases.  On a per unit basis, general and administrative expense for the second quarter 2011 was $0.41 per Mcfe, a 7% decline from the second quarter of 2010, primarily driven by the increase in gas-equivalent production.

Antero Operations

Antero’s current gross operated production is 280 MMcfd, and estimated net production is 250 MMcfed, including non-operated production, NGLs and oil.  Antero estimates that an additional 25 MMcfd of gross operated production is constrained, primarily waiting on infrastructure completion in West Virginia.  During the first six months of 2011, Antero completed 37 gross operated wells (28 net wells) and currently has 38 gross operated wells (29 net wells) in various stages of drilling, completion, waiting on completion or pipeline.

Marcellus Shale—Antero is operating five drilling rigs in the Marcellus Shale play, all of which are drilling in northern West Virginia.  The Company plans to add a sixth drilling rig in October and a seventh rig before year-end 2011.  Antero has 180 MMcfd of gross operated production of which 98% is coming from 47 horizontal wells, resulting in 133 MMcfd of net production.  An additional estimated 25 MMcfd of gross operated deliverability is constrained, waiting on the completion of pipeline and compression facilities.  Antero has 10 horizontal wells either completing or waiting on completion or pipeline and has two frac crews currently working in West Virginia.  The 48 horizontal Marcellus wells that Antero has completed to date have an average lateral length of 6,000’ and the Company is currently completing its longest horizontal lateral drilled to date, a 9,600’ lateral.

Antero expects to alleviate the gas takeaway constraints by the end of September when a number of West Virginia infrastructure projects are completed.  Those projects include additional compression at the existing Jarvisville compressor station, completion of the Jarvisville low pressure gathering system, completion of the Tichenal low pressure gathering system and high pressure pipeline as well as the new Tichenal compressor station.  The addition of several more compressor units and another new compressor station planned for November 2011 will raise Antero’s West Virginia compression capacity to 400 MMcfd.  Based on drilling and completion schedules, Antero believes that it will have adequate gathering and compression capacity to accommodate anticipated production growth into the second quarter of 2012.  Planning is underway for additional compression and pipeline projects to be completed in 2012 in order to continue to raise lean gas compression and pipeline capacity as well as to deliver rich gas production to a processing plant to be completed by a third party midstream company in the third quarter of 2012.

Antero has 194,000 net acres in the Appalachian Basin Marcellus Shale play of which only 9% was classified as proved at mid-year 2011.

Woodford Shale—Antero is operating one drilling rig in the Arkoma Woodford Shale play. The Company has 58 MMcfd of gross operated production from 135 operated horizontal wells online and 67 MMcfed of net production including net non-operated production, NGLs and oil. Antero has three operated horizontal Woodford wells waiting on completion and one horizontal well waiting on pipeline connection.  In addition, Antero has three non-operated wells drilling with a combined 36% working interest on its Arkoma acreage.

Antero has 68,000 net acres in the Arkoma Woodford Shale play.

Piceance Basin—Antero has one operated drilling rig running in the Piceance Basin. The Company’s gross operated production in the Piceance is currently 42 MMcfd and 43 MMcfed net including 3 MMcfed of non-operated production from 231 wells online.  A third party midstream provider recently completed the start up of a new compressor station for Antero, the Hunter Mesa compressor station located in Antero’s Gravel Trend area.  The Antero-dedicated facility has four compressors and will add a fifth unit in late August giving the station an estimated 55 MMcfd of compression capacity.  This facility should enable Antero to improve the reliability of its takeaway capacity and rapidly grow Mesaverde rich gas production volumes in the Piceance Basin.  Antero has three Mesaverde wells currently in the process of completing and 14 Mesaverde wells waiting on completion in its Gravel Trend rich gas area.  The company has one frac crew currently working in the basin.

Antero has 63,000 net acres in the Piceance.

Fayetteville Shale—Antero has 7 MMcfd of net production and 5,000 net acres in the Fayetteville Shale play.  The Company has one non-operated Fayetteville Shale well drilling with a 6% working interest.

Net Risked Resources

Antero has an estimated 17.0 Tcfe of undeveloped net risked resources in its three core areas.  This estimate excludes proved developed producing reserves but includes proved undeveloped reserves.  In the Marcellus Shale, 12.0 Tcfe of net risked resource is attributable to 2,160 future gross horizontal wells with estimated net capital spending of $10.5 billion yielding a net development cost of $0.87 per Mcfe.  The Marcellus Shale net risked resource estimate assumes that ethane is recovered from rich gas production beginning in 2013 and that a viable ethane market develops in the Marcellus.  Recovering ethane in the Marcellus adds an estimated 2.4 Tcfe of net risked resource to Antero’s proved, probable and possible (3P) Marcellus reserves as of June 30, 2011.  In the Piceance, 3.5 Tcfe is attributable to 2,166 future gross wells with estimated net capital spending of $5.4 billion yielding a net development cost of $1.55 per Mcfe.  The Piceance resource includes both Mesaverde rich gas vertical wells and deeper Mancos/Niobrara Shale horizontal wells.  In the Arkoma, which includes both the Woodford Shale and the Fayetteville Shale, 1.5 Tcfe is attributable to 2,753 future gross horizontal wells with estimated net capital spending of $2.8 billion yielding a net development cost of $1.88 per Mcfe.  Combining the resources from all three core areas, Antero has an inventory of 17.0 Tcfe of undeveloped net resources with over 7,000 future gross wells to drill with an estimated average net development cost of $1.10 per Mcfe.

Below is a table representing the Company’s net risked resources by area and the associated net development costs:

	Marcellus	Piceance	Arkoma	TOTAL
Undeveloped net risked resources (Tcfe)	12.0	3.5	1.5	17.0
Gross undeveloped locations	2,160	2,166	2,753	7,079
Future net capital ($MMs)	$10,453	$5,431	$2,832	$18,715
Future net development cost ($/Mcfe)	$0.87	$1.55	$1.88	$1.10

Undeveloped net risked resource is an estimate prepared by Antero’s internal reserve engineers including proved, probable and possible reserves using the June 30, 2011 5-year futures strip prices averaging $4.99 per MMBtu for natural gas, $98.37 per barrel for WTI oil and current NGL price correlations to WTI.

Commodity Hedges

From the beginning of the third quarter of 2011 through the end of 2016, Antero has hedged 499 Bcfe using simple fixed price swaps at an average NYMEX-equivalent price of $5.93 per MMBtu.  Over 80% of estimated production for the last six months of 2011 is hedged at a NYMEX-equivalent price of $5.84 per MMBtu and over 60% of 2012 estimated production is hedged at a NYMEX-equivalent price of $5.84 per MMBtu.  Virtually all of Antero’s financial hedges are tied to the local basin.  In the following table, these basin prices are converted to NYMEX-equivalent prices using current basis differentials in the over-the-counter futures market.  Antero has nine different counterparties to its hedge contracts, all but one of which are lenders in the Company’s bank credit facility.

	Natural gas equivalent	NYMEX- equivalent
Calendar Year	MMBtu/day	index price
2011	201,097	$5.84
2012	243,385	$5.84
2013	247,444	$5.95
2014	290,000	$6.04
2015	330,000	$5.99
2016	105,000	$5.84

Non-GAAP Financial Measures

Adjusted net income as set forth in this release represents income from operations before deferred income taxes, adjusted for certain non-cash items.  We believe that adjusted net income is useful to investors in evaluating operational trends of the Company and its performance relative to other oil and gas producing companies.  The following table reconciles income from operations to adjusted net income:

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010

Net income (loss)	$74,623	$(16,407)	$15,688	$71,199
Unrealized commodity derivative (gains) losses	(97,814)	(10,148)	(20,549)	(108,960)
Loss on sale of compressor station	8,700	—	8,700	—
Provision for income taxes	33,785	2,862	25,363	14,180
Adjusted net income	$19,294	$(23,693)	$29,202	$(23,581)

Cash flow from operations before changes in working capital as presented in this release represents net cash provided by operations before changes in working capital and exploration expense. Cash flow from operations before changes in working capital is widely accepted by the investment community as a financial indicator of an oil and gas company’s ability to generate cash to internally fund exploration and development activities and to service debt. Cash flow from operations before changes in working capital is also useful because it is widely used by professional research analysts in valuing, comparing, rating and providing investment recommendations of companies in the oil and gas exploration and production industry. In turn, many investors use this published research in making investment decisions. Cash flow from operations before changes in working capital is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operations, investing, or financing activities, as an indicator of cash flows, or as a measure of liquidity. The following table reconciles net cash provided by operating activities to cash flow from operations before changes in working capital as used in this release:

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010

Net cash provided by operating activities	$41,736	$8,915	$111,903	$60,904
Net change in working capital	(17,101)	(17,524)	6,451	(1,991)
Cash flow from operations before changes in working capital	$58,837	$26,439	$105,452	$62,895

EBITDAX is a non-GAAP financial measure that we define as net income before interest expense and other income or expense, taxes, impairments, depletion, depreciation, amortization, exploration expense, unrealized hedge gains or losses, gain or loss on sale of assets, franchise taxes and expenses related to business acquisitions.  EBITDAX, as used and defined by us, may not be comparable to similarly titled measures employed by other companies and is not a measure of performance calculated in accordance with GAAP. EBITDAX should not be considered in isolation or as a substitute for operating income, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. EBITDAX provides no information regarding a company’s capital structure, borrowings, interest costs, capital expenditures, and working capital movement or tax position. EBITDAX does not represent funds available for discretionary use because those funds are required for debt service, capital expenditures, working capital, and other commitments and obligations. However, our management team believes EBITDAX is useful to an investor in evaluating our operating performance because this measure is widely used by investors in the natural gas and oil industry to measure a company’s operating performance without regard to items excluded from the calculation of such term, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired, among other factors; helps investors to more meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our capital structure from our operating structure; and is used by our management team for various purposes, including as a measure of operating performance, in presentations to our board of directors, as a basis for strategic planning and forecasting and by our lenders pursuant to a covenant under our senior secured revolving credit facility.  EBITDAX is also used as a measure of operating performance pursuant to a covenant under the indenture governing our 9.375% and 7.25% senior notes.

There are significant limitations to using EBITDAX as a measure of performance, including the inability to analyze the effect of certain recurring and non-recurring items that materially affect our net income or loss, the lack of comparability of results of operations of different companies and the different methods of calculating EBITDAX reported by different companies. The following table represents a reconciliation of our net income to EBITDAX for the three and six months ended June 30, 2010 and 2011:

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010
Net income (loss)	$74,623	$(16,407)	$15,688	$71,199
Unrealized loss (gain) on commodity derivative contracts	(97,814)	(10,148)	(20,549)	(108,960)
Interest expense and other	15,606	14,188	30,754	29,082
Provision (benefit) for income taxes	33,785	2,862	25,363	14,180
Depreciation, depletion, amortization and accretion	39,088	32,340	72,853	65,409
Impairment of unproved properties	782	18,285	3,100	20,547
Exploration expense	2,304	2,047	5,433	3,399
Loss on sale of compressor station	8,700	—	8,700	—
Other	156	37	523	73
EBITDAX	$77,230	$43,204	$141,865	$94,929

The cash prices realized for oil, NGLs and natural gas production including the amounts realized on cash settled derivatives are a critical component in the Company’s performance tracked by investors and professional research analysts in valuing, comparing, rating and providing investment recommendations and forecasts of companies in the oil and gas exploration and production industry. In turn, many investors use this published research in making investment decisions. Due to the GAAP disclosures of various hedging and derivative transactions, such information is now reported in various lines of the income statement.

Antero Resources is an independent oil and natural gas company engaged in the acquisition, development and production of unconventional natural gas properties primarily located in the Appalachian Basin in West Virginia and Pennsylvania, the Arkoma Basin in Oklahoma and the Piceance Basin in Colorado.  Our website is www.anteroresources.com.

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond Antero’s control. All statements, other than historical facts included in this release, are forward-looking statements. All forward-looking statements speak only as of the date of this release. Although Antero believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements.

For more information, contact Chad Green, Finance Manager, at (303) 357-7339 or cgreen@anteroresources.com.

ANTERO RESOURCES LLC

Consolidated Balance Sheets

December 31, 2010 and June 30, 2011

(Unaudited)

(In thousands)

	2010	2011
Assets
Current assets:
Cash and cash equivalents	$8,988	3,943
Accounts receivable — trade, net of allowance for doubtful accounts of $272 and $181 in 2010 and 2011, respectively	30,971	30,260
Accrued revenue	24,868	36,762
Prepaid expenses	7,087	8,644
Derivative instruments	82,960	91,295
Inventories	2,031	3,219
Total current assets	156,905	174,123
Property and equipment:
Natural gas properties, at cost (successful efforts method):
Unproved properties	737,358	757,832
Producing properties	1,762,206	2,006,506
Gathering systems and facilities	85,404	119,357
Other property and equipment	5,975	6,775
	2,590,943	2,890,470
Less accumulated depletion, depreciation, and amortization	(431,181)	(503,829)
Property and equipment, net	2,159,762	2,386,641
Derivative instruments	147,417	159,632
Other assets, net	22,203	23,221
Total assets	$2,486,287	2,743,617

ANTERO RESOURCES LLC

Consolidated Balance Sheets

December 31, 2010 and June 30, 2011

(Unaudited)

(In thousands)

	2010	2011
Liabilities and Equity
Current liabilities:
Accounts payable	$82,436	85,838
Accrued expenses	21,746	26,126
Revenue distributions payable	29,917	41,359
Advances from joint interest owners	1,478	3,965
Derivative instruments	4,212	—
Deferred income tax liability	12,694	15,498
Total current liabilities	152,483	172,786
Long-term liabilities:
Bank credit facility	100,000	325,000
Senior notes	527,632	527,481
Long-term note	25,000	25,000
Asset retirement obligations	5,374	5,842
Deferred income tax liability	77,489	100,048
Other long-term liabilities	3,322	5,643
Total liabilities	891,300	1,161,800
Equity:
Members’ equity	1,489,806	1,460,948
Accumulated earnings	105,181	120,869
Total equity	1,594,987	1,581,817
Total liabilities and equity	$2,486,287	2,743,617

ANTERO RESOURCES LLC

Consolidated Statements of Operations

Three Months Ended June 30, 2010 and 2011

(Unaudited)

(In thousands)

	2010	2011
Revenue:
Natural gas sales	$40,268	86,695
Natural gas liquids sales	2,619	7,976
Oil sales	2,303	2,888
Realized and unrealized gain on commodity derivative instruments (including unrealized gains of $10,148 and $97,814 in 2010 and 2011, respectively)	26,324	117,135
Gas gathering and processing revenue	6,076	—
Total revenue	77,590	214,694
Operating expenses:
Lease operating expenses	6,277	7,683
Gathering, compression and transportation	10,757	19,807
Production taxes	1,932	4,109
Exploration expenses	2,047	2,304
Impairment of unproved properties	18,285	782
Depletion, depreciation and amortization	32,265	38,979
Accretion of asset retirement obligations	75	109
General and administrative	4,757	8,207
Loss on sale of assets	—	8,700
Total operating expenses	76,395	90,680
Operating income	1,195	124,014
Other expense:
Interest expense	(13,965)	(15,606)
Realized and unrealized gains on interest derivative instruments, net (including unrealized gains of $1,949 and $2,165 in 2010 and 2011, respectively	(223)	—
Total other expense	(14,188)	(15,606)
Income (loss) before income taxes	(12,993)	108,408
Income tax expense	(2,862)	(33,785)
Net income (loss)	(15,855)	74,623
Noncontrolling interest in net income of consolidated subsidiary	(552)	—
Net income (loss) attributable to Antero equity owners	$(16,407)	74,623

ANTERO RESOURCES LLC

Consolidated Statements of Operations

Six Months Ended June 30, 2010 and 2011

(Unaudited)

(In thousands)

	2010	2011
Revenue:
Natural gas sales	$92,508	147,553
Natural gas liquids sales	4,331	13,561
Oil sales	4,417	5,416
Realized and unrealized gain on commodity derivative instruments (including unrealized gains of $108,960 and $20,549 in 2010 and 2011, respectively)	137,407	69,107
Gas gathering and processing revenue	12,489	—
Total revenue	251,152	235,637
Operating expenses:
Lease operating expenses	10,875	14,984
Gathering, compression and transportation	20,898	36,957
Production taxes	4,602	7,237
Exploration expenses	3,399	5,433
Impairment of unproved properties	20,547	3,100
Depletion, depreciation and amortization	65,261	72,648
Accretion of asset retirement obligations	148	205
General and administrative	9,168	14,568
Loss on sale of compressor station	—	8,700
Total operating expenses	134,898	163,832
Operating income	116,254	71,805
Other income expense:
Interest expense	(27,257)	(30,660)
Realized and unrealized gains on interest derivative instruments, net (including unrealized gains of $3,474 and $4,212 in 2010 and 2011, respectively)	(1,825)	(94)
Total other expense	(29,082)	(30,754)
Income before income taxes	87,172	41,051
Income tax expense	(14,180)	(25,363)
Net income	72,992	15,688
Noncontrolling interest in net income of consolidated subsidiary	(1,793)	—
Net income attributable to Antero equity owners	$71,199	15,688

ANTERO RESOURCES LLC

Consolidated Statements of Cash Flows

Six Months Ended June 30, 2010 and 2011

(Unaudited)

(In thousands)

	2010	2011
Cash flows from operating activities:
Net income	$72,992	15,688
Adjustment to reconcile net income to net cash provided by operating activities:
Depletion, depreciation, and amortization	65,261	72,648
Dry hole costs	360	3,044
Impairment of unproved properties	20,547	3,100
Accretion of asset retirement obligations	148	205
Accretion of bond discount (premium), net	(207)	(151)
Amortization and write-off of deferred financing costs	2,048	1,617
Unrealized gains on derivative instruments, net	(112,434)	(24,762)
Deferred taxes	14,180	25,363
Loss on sale of assets	—	8,700
Changes in current assets and liabilities:
Accounts receivable	6,228	712
Accrued revenue	(4,724)	(11,894)
Other current assets	(10,792)	(2,745)
Accounts payable	3,804	(252)
Other liabilities	(2,498)	6,701
Revenue distributions payable	5,485	11,442
Advances from joint interest owners	506	2,487
Net cash provided by operating activities	60,904	111,903
Cash flows from investing activities:
Additions to unproved properties	(15,723)	(45,960)
Drilling costs	(139,136)	(229,122)
Additions to gathering systems and facilities	(6,536)	(49,953)
Additions to other property and equipment	(413)	(799)
Proceeds from asset sales	—	15,379
Increase in other assets	(576)	(2,635)
Net cash used in investing activities	(162,384)	(313,090)
Cash flows from financing activities:
Issuance of senior notes	156,000	—
Borrowings on bank credit facility	85,994	255,000
Payments on bank credit facility	(142,080)	(30,000)
Payments of deferred financing costs	(3,788)
Distribution to members	—	(28,858)
Other	(1,258)	—
Net cash provided by financing activities	94,868	196,142
Net decrease in cash and cash equivalents	(6,612)	(5,045)
Cash and cash equivalents, beginning of period	10,669	8,988
Cash and cash equivalents, end of period	$4,057	3,943
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$(31,918)	(29,150)
Supplemental disclosure of noncash investing activities:
Changes in accounts payable for additions to properties, gathering systems and facilities	$28,560	3,654

Results of Operations

Three Months Ended June 30, 2010 Compared to Three Months Ended June 30, 2011

The following table sets forth selected operating data for the three months ended June 30, 2010 compared to the three months ended June 30, 2011:

	Three Months Ended June 30,		Amount of Increase	Percent
	2010	2011	(Decrease)	Change
	(in thousands, except per unit and production data)
Operating revenues:
Natural gas sales	$40,268	$86,695	$46,427	115%
Natural gas liquids sales	2,619	7,976	5,357	205%
Oil sales	2,303	2,888	585	25%
Realized commodity derivative gains	16,176	19,320	3,144	19%
Unrealized commodity derivative gains	10,148	97,815	87,667	864%
Gathering and processing	6,076	—	(6,076)	*
Total operating revenues	77,590	214,694	137,104	177%
Operating expenses:
Lease operating expense	6,277	7,683	1,406	22%
Gathering, compression and transportation	10,757	19,807	9,050	84%
Production taxes	1,932	4,109	2,177	113%
Exploration expense	2,047	2,304	257	13%
Impairment of unproved properties	18,285	782	(17,503)	(96)%
Depletion depreciation and amortization	32,265	38,979	6,714	21%
Accretion of asset retirement obligations	75	109	34	45%
General and administrative	4,757	8,207	3,450	73%
Loss on sale of compressor station	—	8,700	8,700	*
Total operating expenses	76,395	90,680	14,285	19%
Operating income	1,195	124,014	122,819	*
Other income (expense):
Interest expense	(13,965)	(15,606)	(1,641)	12%
Realized interest rate derivative losses	(2,172)	(2,165)	7	*
Unrealized interest rate derivative gains	1,949	2,165	216	11%
Total other expense	(14,188)	(15,606)	(1,418)	10%
Income (loss) before income taxes	(12,993)	108,408	121,401	*
Deferred income tax expense	(2,862)	(33,785)	(30,923)	*
Net income (loss)	(15,855)	74,623	90,478	*
Non-controlling interest in net income of consolidated subsidiary	(552)	—	552	*
Net income (loss) attributable to Antero members	$(16,407)	$74,623	$91,030	*

EBITDAX	$43,204	$77,230	$34,026	79%

Production data:
Natural gas (Bcf)	10	19	9	90%
Oil (MBbl)	36	34	(2)	(6)%
NGLs (MBbl)	148	150	2	1%
Combined (Bcfe)	11	20	9	82%
Daily combined production (MMcfe/d)	124	221	97	78%
Average prices before effects of hedges:
Natural gas (per Mcf)	$3.95	$4.56	$0.61	15%
Natural gas liquids (per Bbl)	$45.58	$53.01	$7.43	16%
Oil (per Bbl)	$63.27	$85.98	$22.71	36%
Combined (per Mcfe)	$4.23	$4.85	$0.62	15%
Average realized prices after effects of hedges:
Natural gas (per Mcf)	$5.53	$5.59	$0.06	1%
Natural gas liquids (per Bbl)	$45.58	$53.01	$7.43	16%
Oil (per Bbl)	$63.27	$75.59	$12.32	19%
Combined (per Mcfe)	$5.74	$5.81	$0.07	1%
Average Costs (per Mcfe):
Lease operating costs	$0.59	$0.38	$(0.21)	(36)%
Gathering, compression and transportation	$1.01	$0.98	$(0.03)	(3)%
Production taxes	$0.18	$0.20	$0.02	11%
Depletion, depreciation amortization and accretion	$3.02	$1.94	$(1.08)	(36)%
General and administrative	$0.44	$0.41	$(0.03)	(7)%

Six Months Ended June 30, 2010 Compared to Six Months Ended June 30, 2011

The following table sets forth selected operating data for the six months ended June 30, 2010 compared to the six months ended June 30, 2011:

	Six Months Ended June 30,		Amount of Increase	Percent
	2010	2011	(Decrease)	Change
	(in thousands, except per unit and production data)
Operating revenues:
Natural gas sales	$92,508	$147,553	$55,045	60%
Natural gas liquids sales	4,331	13,561	9,230	213%
Oil sales	4,417	5,416	999	23%
Realized commodity derivative gains	28,447	48,558	20,111	71%
Unrealized commodity derivative gains (losses)	108,960	20,549	(88,411)	(81)%
Gathering and processing	12,489	—	(12,489)	*
Total operating revenues	251,152	235,637	(15,515)	(6)%
Operating expenses:
Lease operating expense	10,875	14,984	4,109	38%
Gathering, compression and transportation	20,898	36,957	16,059	77%
Production taxes	4,602	7,237	2,635	57%
Exploration expense	3,399	5,433	2,034	60%
Impairment of unproved properties	20,547	3,100	(17,447)	(85)%
Depletion depreciation and amortization	65,261	72,648	7,387	11%
Accretion of asset retirement obligations	148	205	57	39%
General and administrative	9,168	14,568	5,400	59%
Loss on sale of compressor station	—	8,700	8,700	*
Total operating expenses	134,898	163,832	28,934	21%
Operating income (loss)	116,254	71,805	(44,449)	*
Other income (expense):
Interest expense	(27,257)	(30,660)	(3,403)	(12)%
Realized interest rate derivative losses	(5,299)	(4,306)	993	(19)%
Unrealized interest rate derivative gains	3,474	4,212	738	21%
Total other expense	(29,082)	(30,754)	(1,672)	6%
Income (loss) before income taxes	87,172	41,051	(46,121)	*
Deferred income tax (expense) benefit	(14,180)	(25,363)	(11,183)	*
Net income (loss)	72,992	15,688	(57,304)	*
Non-controlling interest in net income of consolidated subsidiary	(1,793)	—	1,793	*
Net income (loss) attributable to Antero members	$71,199	$15,688	$(55,511)	*

EBITDAX	$94,929	$141,865	$46,936	49%

Production data:
Natural gas (Bcf)	20	34	14	70%
Oil (MBbl)	68	65	(3)	(4)%
NGLs (MBbl)	282	276	(6)	(2)%
Combined (Bcfe)	22	36	14	64%
Daily combined production (MMcfe/d)	121	197	76	63%
Average prices before effects of hedges:
Natural gas (per Mcf)	$4.67	$4.39	$(0.28)	(6)%
Natural gas liquids (per Bbl)	$47.70	$49.08	1.38	3%
Oil (per Bbl)	$64.67	$82.88	$18.21	28%
Combined (per Mcfe)	$4.88	$4.67	$(0.21)	(4)%
Average realized prices after effects of hedges:
Natural gas (per Mcf)	$6.11	$5.84	$(0.27)	(4)%
Natural gas liquids (per Bbl)	$47.70	$49.08	1.38	3%
Oil (per Bbl)	$64.67	$75.27	$10.60	16%
Combined (per Mcfe)	$6.25	$6.03	$(0.22)	(4)%
Average Costs (per Mcfe):
Lease operating costs	$0.52	$0.42	$(0.10)	(19)%
Gathering, compression and transportation	$1.01	$1.04	$0.03	3%
Production taxes	$0.22	$0.20	$(0.02)	(9)%
Depletion, depreciation amortization and accretion	$3.14	$2.04	$(1.10)	(35)%
General and administrative	$0.44	$0.41	$(0.03)	(7)%